Exhibit 10.13

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (“Amendment”), dated September 22, 2010 (for reference purposes only), is made and entered into by and between HARSCH INVESTMENT PROPERTIES, LLC, an Oregon limited liability company (“Landlord”), and JIVE SOFTWARE, INC., a Delaware corporation (“Tenant”).

RECITALS

A.          Landlord and Tenant entered into a Lease dated February 25, 2008 for the Premises located at 915 SW Stark Street Portland, Oregon 97205 (the “Lease”).

B.          The parties desire to amend the Lease to modify the manner in which the Landlord shall pay the Tl Allowance set forth in Exhibit B of the Lease.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

AGREEMENT

1.          General.    The parties acknowledge that as of the date of this Amendment, the remaining Tl Allowance is $357,622.00. Pursuant to the attached Exhibits A, B and C, the estimated cost for the remaining Landlord Work is significantly in excess of the remaining Tl Allowance. Without otherwise waiving any requirements, terms or conditions set forth in the Lease, including Exhibit B of the Lease, the parties agree that Tenant shall directly contract for the designing, constructing and all necessary and appropriate work in connection with the improvements in the Premises (the “Tenant Improvements”) with a contractor reasonably acceptable to Landlord and upon presentation of paid statements and satisfactory lien waivers or releases, Landlord shall, as promptly as practicable, and in no event more than thirty (30) days following the receipt of such statements, reimburse Tenant for the first $357,622.00 incurred in connection with the Tenant Improvements. Any and all costs, fees or expenses incurred in connection with the Tenant Improvements in excess of the Tl Allowance shall be the sole responsibility of Tenant. Each capitalized term used without definition in this Amendment shall have the same meaning given to such capitalized term in the Lease.

2.          Miscellaneous.

2.1          Effect of Amendment: Ratification.    Except as otherwise modified by this Amendment, the Lease shall remain unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail. All capitalized terms used and not otherwise defined herein shall have the same meanings and definitions as set forth in the Lease.

2.2          Counterparts.    If this Amendment is executed in counterparts, each counterpart shall be deemed an original.

2.3          Authority to Execute Amendment.    Each individual executing this Amendment on behalf of a corporation represents that he or she is duly authorized to execute and deliver this Amendment on behalf of such entity and that this Amendment is binding upon such entity in accordance with its terms.

2.4          Confidentiality.    Tenant and its employees, agents and brokers shall keep confidential all matters concerning the terms of this Amendment and the negotiations which led to it and shall not disclose the fact or substance of the negotiations or the terms to anyone without the prior written consent of Landlord. Notwithstanding the foregoing, the provisions and preceding negotiations may be revealed to Tenant’s accountants, attorneys and lenders so long as each such recipient is advised of the necessity for them to also maintain the confidentiality of the information. If any third party demands entitlement to the benefit of similar terms or conditions on the basis that Tenant received such treatment, it will be deemed to be the result of a violation of this confidentiality requirement by Tenant and such violation shall constitute an event of Default under the Lease.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease as of the date and year first above written.

Landlord:		Tenant:
Harsch Investment Properties, LLC, an Oregon limited liability company		Jive Software, Inc., a Delaware corporation

By:	Steven A. Roselll	By:
Title:	Senior Vice President Regional Manager	Title:	CFO

Exhibit “A”

Jive Fifth Floor Preliminary Estimate	Date: 9/6/10

The Reserve

Project Cost:	$662,667

Cost Per Sq. FT.	$62.21	Project Sq FT	10,652

Schedule of Values:

Demolition and Temporary Enclosures	$13,500
Framing and Drywall	$84,601
Insulation	$1,892
Doors/Frames/Hardware	$31,149
Glass and Glazing	$7,628
Painting	$22,703
Cabinets and Millwork	$36,318
Floor Covering	$39,660
New Stairway	$73,654
Specialties (Includes all appliances and blinds)	$50,060
Electrical	$123,500
HVAC	$54,180
Plumbing	$6,300
Fire Sprinklers	$11,060
General Conditions	$46,400
Building Permit	$0

Total Costs	$602,605
Contractor’s Fee	$60,062

Project Cost	$662,667

Exhibit “B”

Jive Fourth Floor Remodel		Date: 8/26/10

915 SW Stark

Project Cost:	$26,374

Schedule of Values:

Demolition and Concrete	$3,095
Framing and Drywall	$5,564
Insulation	$444
Doors/Frames/Hardware	$2,813
Glass and Glazing	$1,005
Painting	$1,130
Cabinets and Millwork	$0
Acoustical Ceilings	$400
Floor Covering	$3,165
Roofing and Sheet Metal	$0
Specialties	$0
Electrical	$1,800
HVAC	$1,547
Plumbing	$0
Fire Sprinklers	$660
General Conditions	$2,361
Building Permit	$0

Total Costs	$23,983
Contractor’s Fee	$2,390

Project Cost	$26,374

Exhibit “C”

Jive Third Floor Remodel		Date: 8/26/10

915 Sw Stark

Project Cost:	$24,613

Schedule of Values:

Demolition and Temporary Protection	$2,349
Framing and Drywall	$4,336
Insulation	$432
Doors/Frames/Hardware	$1,770
Glass and Glazing	$530
Painting	$1,276
Cabinets and Millwork	$2,170
Acoustical Ceilings	$400
Floor Covering	$3,000
Roofing and Sheet Metal	$0
Specialties	$0
Electrical	$1,800
HVAC	$1,547
Plumbing	$0
Fire Sprinklers	$475
General Conditions	$2,298
Building Permit	$0

Total Costs	$22,382
Contractor’s Fee	$2,231

Project Cost	$24,613